As filed with the Securities and Exchange Commission on July 21, 2015

Registration No. 333-204592

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-8

TO FORM S-4 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOBLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	73-0785597
(State of Incorporation)	(IRS Employer Identification No.)

1001 Noble Energy Way Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

Rosetta Resources Inc. Amended and Restated 2005 Long-Term Incentive Plan

Rosetta Resources Inc. 2013 Long-Term Incentive Plan

Rosetta Resources Inc. 2015 Long-Term Incentive Plan

(Full title of the plans)

Kenneth M. Fisher Executive Vice President and Chief Financial Officer Noble Energy, Inc. 1001 Noble Energy Way Houston, Texas 77070 (281) 872-3100	Copies to: Frank E. Bayouth, Esq. Eric C. Otness, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1000 Louisiana Street, Suite 6800 Houston, Texas 77002 (713) 655-5100

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Common Stock, par value $0.01 per share		N/A	N/A	N/A
Rosetta Resources Inc. Amended and Restated 2005 Long-Term Incentive Plan	142,851 (3)	N/A	N/A	N/A
Rosetta Resources Inc. 2013 Long-Term Incentive Plan	741,113 (4)	N/A	N/A	N/A
Rosetta Resources Inc. 2015 Long-Term Incentive Plan	22,320 (5)	N/A	N/A	N/A
Total	906,284	N/A	N/A	N/A

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock, par value $0.01 per share, of Noble Energy, Inc. (the “Common Stock”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(2)	Not applicable. All filing fees payable in connection with the registration of these securities were already paid in connection with the filing of the Registration Statement on Form S-4 on May 29, 2015, as amended by Amendment No. 1 filed on June 16, 2015. Accordingly, no additional filing fee is required. See “Explanatory Note.”
(3)	Represents shares of Common Stock issuable under outstanding equity awards granted under the Rosetta Resources Inc. Amended and Restated 2005 Long-Term Incentive Plan that were assumed by the Registrant pursuant to the Agreement and Plan of Merger, dated as of May 10, 2015, by and among the Registrant, Bluebonnet Merger Sub Inc. and Rosetta Resources Inc. (the “Merger Agreement”).
(4)	Represents shares of Common Stock issuable under outstanding equity awards granted under the Rosetta Resources Inc. 2013 Long-Term Incentive Plan that were assumed by the Registrant pursuant to the Merger Agreement.
(5)	Represents shares of Common Stock issuable under outstanding equity awards granted under the Rosetta Resources Inc. 2015 Long-Term Incentive Plan that were assumed by the Registrant pursuant to the Merger Agreement.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

Noble Energy, Inc. (the “Registrant”), hereby amends its Registration Statement on Form S-4 (Registration No. 333-204592) filed with the Securities and Exchange Commission (the “Commission”) on May 29, 2015, as amended by Amendment No. 1 filed on June 16, 2015, which the Commission declared effective on June 16, 2015, by filing this Post-Effective Amendment on Form S-8 (this “Registration Statement,” or “Post-Effective Amendment No. 1”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Securities and Exchange Commission (the “Commission”) allows us to “incorporate by reference” into this Registration Statement the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information filed with the Commission after the date of this Registration Statement will update and supersede this information. We incorporate by reference the documents listed below and future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) until all of our common stock covered by this Registration Statement is issued or a post-effective amendment to this Registration Statement is filed that deregisters all of such common stock then remaining unsold.

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (File No. 001-07964) filed on February 19, 2015, as amended;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (File No. 001-07964) filed on May 5, 2015, as amended;

•	The Company’s Current Reports on Form 8-K as filed with the Commission on March 3, 2015, March 25, 2015, April 29, 2015, May 11, 2015 (Item 1.01 only), June 29, 2015 and July 21, 2015; and

•	The description of the Common Stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of all incorporated filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to us at the following address or calling the following number:

Noble Energy, Inc.

1001 Noble Energy Way

Houston, Texas 77070

(281) 872-3100

Attention: Secretary

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement, will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a later statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person’s acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful.

Noble’s bylaws provide indemnification of prior and current directors, officers, employees or agents. Noble is to indemnify, to the fullest extent authorized by law, any director or officer of Noble who is made a party or threatened to be made to a party in any criminal, civil, administrative or investigative action or proceeding. Further, Noble may indemnify an employee or agent who is made or threatened to be made a party to a criminal, civil, administrative, or investigative action or proceeding. In addition, Noble, at its own expense, may maintain insurance to protect itself and directors, officers, employees or agents of Noble or another enterprise against all expenses and liabilities, whether or not Noble has the power to indemnify such individuals under the DGCL.

Should a director or officer be successful in any action, suit or proceeding, he or she must be indemnified by Noble against expenses, including attorney’s fees, actually and reasonably incurred by the officer or director. Furthermore, Noble may pay the expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition. However, Noble must first receive an undertaking by the indemnified party to repay all expenses if it is ultimately determined that such indemnitee is not entitled to be indemnified. If the indemnitee is an employee or agent, then the upfront payment of expenses may be done under terms and conditions as Noble deems appropriate.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

The exhibits to this Post-Effective Amendment No. 1 are listed in the Exhibit Index hereto and are incorporated by reference herein.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial, bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 21st day of July, 2015.

NOBLE ENERGY, INC.

By:	/s/ David L. Stover
David L. Stover
Chairman, President and Chief Executive
Officer

Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity in which signed	Date

/s/ David L. Stover	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 21, 2015
David L. Stover

/s/ Kenneth M. Fisher	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 21, 2015
Kenneth M. Fisher

/s/ Dustin A. Hatley	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	July 21, 2015
Dustin A. Hatley

*	Director	July 21, 2015
Jeffrey L. Berenson

*	Director	July 21, 2015
Michael A. Cawley

*	Director	July 21, 2015
Edward F. Cox

/s/ James E. Craddock	Director	July 21, 2015
James E. Craddock

*	Director	July 21, 2015
Thomas J. Edelman

*	Director	July 21, 2015
Eric P. Grubman

*	Director	July 21, 2015
Kirby L. Hedrick

*	Director	July 21, 2015
Scott D. Urban

*	Director	July 21, 2015
William T. Van Kleef

*	Director	July 21, 2015
Molly K. Williamson

By:	/s/ David L. Stover	July 21, 2015
David L. Stover, As Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 10, 2015 by and among Noble Energy, Inc., Bluebonnet Merger Sub Inc. and Rosetta Resources Inc. (incorporated by reference to Exhibit 2.1 of Noble Energy, Inc.’s Current Report on Form 8-K filed on May 11, 2015)

3.1	Certificate of Incorporation of Noble Energy, Inc. (as amended through April 29, 2015) (incorporated by reference to Exhibit 3.1 to Noble Energy, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015)

3.2	By-Laws of Noble Energy, Inc. (as amended through April 23, 2013) (incorporated by reference to Exhibit 3.2 to Noble Energy, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013)

5.1	Opinion of Arnold J. Johnson, Senior Vice President, General Counsel and Secretary of Noble Energy, Inc., regarding legality of securities being registered

10.1	Rosetta Resources Inc. Amended and Restated 2005 Long-Term Incentive Plan

10.2	Rosetta Resources Inc. 2013 Long-Term Incentive Plan

10.3	Rosetta Resources Inc. 2015 Long-Term Incentive Plan

23.1	Consent of Independent Registered Public Accounting Firm—KPMG LLP (Noble Energy, Inc.)

23.2	Consent of Independent Registered Public Accounting Firm—PricewaterhouseCoopers LLP (Rosetta Resources Inc.)

23.3	Consent of Independent Petroleum Engineers and Geologists—Netherland, Sewell & Associates, Inc. (Noble Energy, Inc.)

23.4	Consent of Independent Petroleum Engineers and Geologists—Netherland, Sewell & Associates, Inc. (Rosetta Resources Inc.)

23.5	Consent of Arnold J. Johnson (included as part of Exhibit 5.1)

24.1	Powers of Attorney for Noble Energy, Inc. (included on the signature page to the Registrant’s Registration Statement on Form S-4, dated May 29, 2015, to which this Post-Effective Amendment No. 1 on Form S-8 relates)